Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-111779

PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus dated January 26, 2004)

                      MILLICOM INTERNATIONAL CELLULAR S.A.

              $63,531,000 2% SENIOR CONVERTIBLE PIK NOTES DUE 2006

            23,639,108 SHARES OF MILLICOM INTERNATIONAL CELLULAR S.A.
               COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

     This prospectus supplement supplements the prospectus dated January 26, 2004 of Millicom International Cellular S.A., relating to our 2% Senior Convertible PIK Notes due 2006 and the common stock issuable upon conversion of the notes. This prospectus supplement should be read in conjunction with the prospectus. This prospectus supplement is qualified in its entirety by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the prospectus.

     Investing in the Notes involves risks. See "Risk Factors" beginning on page 14 of the prospectus dated January 26, 2004.

     The table below sets forth additional information concerning beneficial ownership of the notes and replaces and supercedes the table appearing under the heading "Selling Securityholders" on pages 84-90 of the prospectus as follows:

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

Wachovia Securities
One New York Plaza
New York, NY 10292
Attention:  Kelly Gordon               13,165,000        20.7%      4,898,604             5.45%

Whitebox Convertible Arbitrage
Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister          8,636,000        13.6%      3,213,396             3.57%

JMG Capital Partners, LP
1999 Avenue of the Stars,
Suite 2530
Los Angeles, CA 90067                   4,291,000         6.2%      1,596,852             1.77%
Attention: Iris Tintfass

JMG Triton Offshore Fund, Ltd.
1999 Avenue of the Stars,
Suite 2530
Los Angeles, CA 90067                   4,291,000         6.2%      1,596,852             1.77%
Attention: Iris Tintfass

Cerberus Series One Holdings, LLC
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus             2,382,000         3.7%        886,324             1.00%


                                      S-2

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

FHIT-Age High Income Fund
One Franklin Parkway
San Mateo, CA 94403                     2,321,000         3.7%        863,628                 *

Ariel Fund, Ltd
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus             2,224,000         3.5%        827,536                 *

GoldenTree High Yield Master
Fund, Ltd.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner               2,125,000         3.3%        790,696                 *

Triage Offshore Fund, Ltd.
401 City Avenue, Suite 526
Bala Cynwyd, PA 19004                   1,512,205         2.4%        562,680                 *

Cerberus International, Ltd.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus             1,346,000         2.1%        500,836                 *

Avenue Asia International, Ltd.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                1,225,000         1.9%        455,812                 *

Avenue Asia Special Situations
Fund II, L.P.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                1,225,000         1.9%        455,812                 *

FTIF Franklin High Yield Fund
One Franklin Parkway
San Mateo, CA 94403                     1,200,000         1.9%        446,512                 *

Triage Capital Management L.P.
401 City Avenue, Suite 526
Bala Cynwyd, PA 19004                     874,000         1.4%        325,208                 *

Avenue Asia Capital Partners, L.P.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                  817,000         1.3%        304,000                 *

Avenue Asia Investments, L.P.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                  817,000         1.3%        304,000                 *

Cerberus Series Two Holdings, LLC
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               653,000         1.0%        242,976                 *

Pandora Select Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister            550,000            *        204,652                 *

KBC Financial Products USA
Inc. 140 E. 45th Street
2GCT, 42nd Floor
New York, NY 10017
Attention:  Rasheq Rahman                 530,000            *        197,208                 *

Cerberus Partners, L.P.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               489,000            *        181,952                 *

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902
Attention: Kyle Deleu                     455,000            *        169,304                 *

Whitebox Hedged High Yield
Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister            435,000            *        161,860                 *


                                      S-3

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

Whitebox Convertible Arbitrage
Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister            433,000            *        161,116                 *

KBC Financial Products USA Inc.
140 East 45th Street, 2GCT,
42nd floor
New York, NY 10017                        393,000            *        146,232                 *

William C. Miller IV
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        363,000            *        135,068                 *
Attention: Barbara Romeo

Montpelier Funds PLC - The
Montpelier Global High Yield Fund
c/o Montpelier Asset Management Ltd.
243 Knightsbridge
London SW7 1DN                                 --           --        133,952                 *

Millennium Partners, L.P.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               350,000            *        130,232                 *

Hudson VII
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        332,000            *        123,536                 *
Attention: Barbara Romeo

Arbiter Partners, L.P.
414 East 75th Street, 4th Floor
New York, NY 10021
Attention:  Paul J. Isaac                 326,000            *        121,304                 *

Millicom 2002 GRAT
230 Park Avenue
New York, NY 10169                        326,000            *        121,304                 *

OTA LLC
1 Manhattanville Road
Purchase, NY 10577                        298,000            *        110,884                 *

Franklin Universal Fund
One Franklin Parkway
San Mateo, CA 94403                       287,000            *        106,792                 *

Consulta Emerging Markets Debt
Fund Limited
c/o Montpelier Asset Management
Ltd.
243 Knightsbridge
London SW7 1DN                                 --           --        103,812                 *

Absolute Recovery Hedge Fund LTD
c/o WL Ross & Co. LLC
101 East 52nd Street
New York, NY 10022                        259,000            *         96,372                 *

Bernard Selz INA R/O
230 Park Avenue
New York, NY 10169                        245,000            *         91,164                 *


                                      S-4

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

Ashfield Investments
c/o Montpelier Asset Management
Ltd.
243 Knightsbridge
London SW7 1DN                                 --           --         80,744                 *

Karnak Partners
230 Park Avenue
New York, NY 10169                        179,000            *         66,604                 *

Selz Family Trust
230 Park Avenue
New York, NY 10169                        163,000            *         60,652                 *

Selz Foundation
230 Park Avenue
New York, NY 10169                        163,000            *         60,652                 *

Amber Fund, Ltd.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               156,000            *         58,048                 *

Katherine M. Miller
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        155,000            *         57,676                 *
Attention: Barbara Romeo

Absolute Recovery Hedge Fund LP
c/o WL Ross & Co. LLC
101 East 52nd Street
New York, NY 10022                        143,000            *         53,208                 *

FTVIPT Franklin High Income Fund
One Franklin Parkway
San Mateo, CA 94403                       143,000            *         53,208                 *

DB Structured Products, Inc.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 139,000            *         51,720                 *

Cerberus America Series One
Holdings, LLC
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               133,000            *         49,488                 *

Cumberland Partners
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                        129,000            *         48,000                 *

GoldenTree High Yield Master
Fund II, Ltd.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 123,000            *         45,768                 *


                                       S-5

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

Marjorie S. Isaac w/o
Irving H. Isaac Marital Trust
75 Prospect Avenue
Larchmont, NY  10538
Attention: Paul J. Isaac                  118,000            *         43,908                 *

Senvest International LLC
680 Fifth Avenue
Suite 1300
New York, NY  10019
Attention: Richard Mashaal                114,000            *         42,420                 *

Paul J. Isaac
75 Prospect Avenue
Larchmont, NY  10538                       97,000            *         36,092                 *

Safety National Casualty Corp.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                  89,000            *         33,116                 *

Senvest Master Fund LP
680 Fifth Avenue
Suite 1300
New York, NY  10019
Attention: Richard Mashaal                 89,000            *         33,116                 *

JMB Capital Partners, LP
1999 Avenue of the Stars,
Suite 2040
Los Angeles, CA 90067                      81,000            *         30,140                 *

Trafalgar Catalyst Fund
c/o Trafalgar Asset Managers
25 James Street
London W1U 10U                             81,000            *         30,140                 *

Isaac Brothers, LLC
75 Prospect Avenue
Larchmont, NY  10538
Attention: Paul J. Isaac                   80,000            *         29,768                 *

William C. Miller IRA Rollover #2
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         73,000            *         27,164                 *
Attention: Barbara Romeo

Franklin Multi-Income Fund
One Franklin Parkway
San Mateo, CA 94403                        71,000            *         26,420                 *

Walter Scott Newhall
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         57,000            *         21,280                 *
Attention: Barbara Romeo

William C. Miller IRA Rollover
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         53,000            *         19,720                 *
Attention: Barbara Romeo


                                      S-6

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

Alpha US Sub Fund II, LLC
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                  50,000            *         18,604                 *

Cumberland Benchmarked
Partners L.P.
c/o Cumberland Associates LLC
1114 Avenue of the Americas
38th Floor
New York, NY 10036                         48,000            *         17,860                 *

Skandinaviska Enskilda Banken
S-10640 Stockholm
Sweden
Attention: Camilla Seihfors                40,000            *         14,884                 *

Peter M. Miller
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         32,000            *         11,908                 *
Attention: Barbara Romeo

LongView Partners B, L.P.
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                         29,000            *         10,792                 *

Cumber International S.A.
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                         26,000            *          9,676                 *

Delphi Financial Group
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                  22,000            *          8,188                 *

IRA FBO Gerald D. Reilly
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         22,000            *          8,188                 *
Attention: Barbara Romeo

Bernard Selz
230 Park Avenue
New York, NY 10169                         20,000            *          7,440                 *

Robert Levenstein
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         16,000            *          5,952                 *
Attention: Barbara Romeo

John W. Elting
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         16,000            *          5,952                 *
Attention: Barbara Romeo

E. Tucker Miller
c/o JM Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         16,000            *          5,952                 *
Attention: Barbara Romeo

PFIP Seymour Pluchenik
c/o Diaco International
1271 Avenue of the Americas
New York, NY 10020                         16,000            *          5,952                 *


                                      S-7

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

Steven F. Seidman
445 Highbrook Ave.
Pelham, NY 10803                           16,000            *          5,952                 *

Peter Press IRA
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                         12,000            *          4,464                 *
Attention: Barbara Romeo

Anthony Thomas Constantino
880 Carillon Parkway
St. Petersburg, FL 33716
Attention:  Mark Rivera                     8,000            *          2,976                 *

Eileen Stranahan
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                          8,000            *          2,976                 *
Attention: Barbara Romeo

Eileen B. Stranahan for
Grandchildren
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                          8,000            *          2,976                 *
Attention: Barbara Romeo

Robin W. Stranahan
Charitable Remainder Unitrust
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                          8,000            *          2,976                 *
Attention: Barbara Romeo

Korman Investments LP
2216 AN. Dixie Highway
Boca Raton, FL 33431                        8,000            *          2,976                 *

Carolyn M. Knutson IRA
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022
Attention: Barbara Romeo                    8,000            *          2,976                 *

J.M. Hartwell Retirement Trust
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022
Attention: Barbara Romeo                    8,000            *          2,976                 *

Katherine M. Miller #2
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022
Attention: Barbara Romeo                    8,000            *          2,976                 *

Goldman, Sachs & Co.
295 Chipeta Way, 4th Floor
Salt Lake City, UT 84108
Attention: Lara DeBry                       6,000            *          2,232                 *

Delta Associates Limited
Partnership
c/o Cumberland Associates LLC
1114 Avenue of the Americas
38th Floor
New York, NY 10036                          4,000            *          1,488                 *

Sphinx Long/Short Equity Fund
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                          4,000            *          1,488                 *

Quail Hill Foundation
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                          4,000            *          1,488                 *
Attention: Barbara Romeo

Pioneer Investments
60 State Street
Boston, MA 02109                            3,000            *          1,116                 *

Sphinx Long/Short Equity Fund
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036
Attention:  Barry Konig                     3,000            *          1,116                 *

D + J Holdings
20770 West Dixie Highway
Aventura, FL  33180
Attention: David Messinger                  2,000            *            744                 *

Fred H. Beshears
880 Carillon Parkway
St. Petersburg, FL 33716
Attention:  Mark Rivera                     2,000            *            744                 *


                                      S-8

-----------------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                                        Percentage
                                   Beneficially    Percentage    Common Stock   of Shares of
Name and Address of                Owned and       of Notes      Beneficially   Common Stock
Selling Securityholder             Offered Hereby  Outstanding   Owned (1)(2)   Outstanding (3)
---------------------------------- --------------- ------------- -------------- ---------------

BT Pyramid High Yield
150 South Independence Square, West
Suite 726
Philadelphia, PA 19106                      1,000            *            372                 *

Shepherd Foundation
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                          1,000            *            372                 *

Total                                  58,279,205        91.7%     21,685,284             24.1%
----------

(1)  Assumes conversion of all of the selling securityholder's Notes at a conversion rate of
     $2.6875 per each $1,000 principal amount of Notes (rounded down to the nearest whole share of common stock), to reflect the 4-1 stock split effective as of February 20, 2004.

(2)  Assumes that Notes held by other holders are not converted.

(3)  Calculated based on Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934 using
     265,279,760 common shares outstanding as of December 31, 2003, as adjusted to reflect the
     4-1 stock split effective as of February 20, 2004. In calculating this amount for each particular holder, we treated as outstanding the number of common shares issuable upon conversion of all of such particular holder's notes, but we did not assume conversion of any other holders' notes.

* Less than 1%

     The information contained in this prospectus supplement regarding the selling securityholders has been prepared from information given to us by those selling securityholders on or prior to the date of this prospectus supplement. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus supplement is April 19, 2004.


                                      S-9